EXHIBIT 99.1

UNITED GUARANTY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
(dollars in thousands, except share data)	2016	2015
Assets:
Fixed maturity securities available for sale, at fair value (amortized cost $3,684,052 in 2016, $4,061,091 in 2015)	$3,870,973	$4,089,591
Short-term investments (amortized cost $95,682 in 2016, $123,331 in 2015)	95,682	123,331
Other invested assets (See Note 5)	3,507	2,472
Total investments	3,970,162	4,215,394
Cash	31,461	36,556
Accrued investment income	37,353	40,072
Deferred policy acquisition costs	98,720	93,947
Reinsurance recoverable on paid losses	2,094	2,114
Reinsurance recoverable on loss reserves	24,416	24,943
Reinsurance recoverable on unearned premium reserves	300,616	279,607
Premiums and insurance balances receivable	32,153	35,963
Property and equipment at cost, net of accumulated depreciation of $118,979 in 2016, $102,877 in 2015	86,970	59,118
Deferred income taxes, net	615,521	639,330
Other assets	22,545	37,017
Total assets	$5,222,011	$5,464,061
Liabilities:
Liability for unpaid losses and loss adjustment expenses	$608,888	$738,018
Unearned premiums	857,792	882,646
Reinsurance payable and funds withheld	53,242	223,862
Deferred ceding commission	105,132	79,456
Current income taxes payable	9,330	32,973
Commissions, expenses and taxes payable	26,496	30,340
Other liabilities	94,698	57,880
Total liabilities	1,755,578	2,045,175
Contingencies (See Note 12)

Shareholder’s Equity:
Common stock, $1.00 par value; 5,000,000 shares authorized; 2,206 shares issued and outstanding	2	2
Additional paid-in capital	2,122,687	2,096,458
Accumulated other comprehensive income (loss), net	122,037	(6,894)
Retained earnings	1,221,707	1,329,320
Total shareholder’s equity	3,466,433	3,418,886
Total liabilities and shareholder’s equity	$5,222,011	$5,464,061

See accompanying Notes to Condensed Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Nine Months Ended
	September 30,
(dollars in thousands, except share data)	2016	2015
Revenues:
Premiums written:
Direct and assumed	$718,169	$821,521
Ceded	(225,153)	(342,549)
Net premiums written	493,016	478,972
Decrease in unearned premiums	45,863	115,088
Net premiums earned	538,879	594,060
Service revenue	6,243	9,260
Net investment income	104,217	103,476
Net realized capital (losses) gains	(24,103)	1,475
Total revenues	625,236	708,271

Losses and expenses:
Losses and loss adjustment expenses incurred	91,754	141,142
Acquisition expenses	53,799	56,482
General operating expenses	106,087	106,088
Total losses and expenses	251,640	303,712
Income before income tax	373,596	404,559
Income tax expense	128,985	135,123
Net income	$244,611	$269,436
Net income per common share–basic and diluted	$110,884	$122,138
Weighted average common shares outstanding–basic and diluted	2,206	2,206

See accompanying Notes to Condensed Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)

	Nine Months Ended
	September 30,
(dollars in thousands)	2016	2015
Net income	$244,611	$269,436
Other comprehensive income, net of tax:
Change in unrealized (depreciation) appreciation of investments	103,363	(23,377)
Change in foreign currency translation adjustments	25,537	(5,114)
Change in retirement plan liabilities adjustments	31	14
Other comprehensive (loss) income	128,931	(28,477)
Total comprehensive income	$373,542	$240,959

See accompanying Notes to Condensed Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY
September 30, 2016 and 2015
(unaudited)

(dollars in thousands)	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss), Net	Retained Earnings	Total Shareholder’s Equity
Balance, December 31, 2015	$2	$2,096,458	$(6,894)	$1,329,320	$3,418,886
Net income	—	—	—	244,611	244,611
Capital contribution from parent	—	26,229	—	—	26,229
Dividends paid to parent	—	—	—	(352,224)	(352,224)
Change in unrealized appreciation of investments, net of deferred tax	—	—	103,363	—	103,363
Change in foreign currency translation, net of deferred tax	—	—	25,537	—	25,537
Change in retirement plan liabilities, net of deferred tax	—	—	31	—	31
Balance, September 30, 2016	$2	$2,122,687	$122,037	$1,221,707	$3,466,433
Balance, December 31, 2014	$2	$2,182,344	$44,727	$1,049,513	$3,276,586
Net income	—	—		269,436	269,436
Change in unrealized depreciation of investments, net of deferred tax	—	—	(23,377)	—	(23,377)
Change in foreign currency translation, net of deferred tax	—	—	(5,114)	—	(5,114)
Change in retirement plan liabilities, net of deferred tax	—	—	14	—	14
Balance, September 30, 2015	$2	$2,182,344	$16,250	$1,318,949	$3,517,545

See accompanying Notes to Condensed Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30,
(dollars in thousands)	2016	2015
Cash Flows from Operating Activities:
Net income	$244,611	$269,436
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	19,258	15,097
Impairments of property and equipment	—	3
Amortization of premium and discount on investments	7,929	10,726
Net realized capital losses (gains)	24,103	(1,475)
Change in accrued investment income	2,719	(265)
Deferred policy acquisition costs capitalized	(25,632)	(23,031)
Amortization of deferred policy acquisition costs	20,859	19,670
Change in insurance balances receivable and payable	3,810	(13,436)
Change in reinsurance recoverable on paid losses	20	(2,365)
Change in reinsurance recoverable on loss reserves	527	3,576
Change in reinsurance recoverable on unearned premium reserves	(21,009)	(240,090)
Change in reinsurance payable and funds withheld	20,914	170,678
Change in deferred ceding commission	25,676	68,262
Change in current income taxes	(23,643)	(79,926)
Change in deferred income taxes	(23,687)	73,996
Change in liability for unpaid losses and loss adjustment expenses	(129,130)	(167,185)
Change in unearned premiums	(24,854)	124,615
Change in commissions, expenses and taxes payable	(3,844)	(10,817)
Change in other assets and liabilities	13,239	(37,541)
Net cash provided by operating activities	131,866	179,928
Cash Flows from Investing Activities:
Purchase of fixed maturity securities available for sale	(640,290)	(858,107)
Proceeds from sales of fixed maturity securities available for sale	386,262	281,237
Maturities of fixed maturity securities available for sale	188,287	399,984
Net change in short-term investments	27,571	40,722
Purchase of other invested assets	(1,035)	(5,166)
Proceeds from sales of other invested assets	—	1,404
Purchases of property and equipment	(20,089)	(23,749)
Net cash used in by investing activities	(59,294)	(163,675)
Cash Flows from Financing Activities:
Dividends paid to AIG	(77,972)	—
Net cash used in financing activities	(77,972)	—
Effect of exchange rate changes on cash	305	(1,357)
Change in cash	(5,095)	14,896
Cash at beginning of year	36,556	15,963
Cash at end of period	$31,461	$30,859
Supplementary disclosure of cash flow information:
Cash paid (received) during the period for:
Income tax	$160,036	$144,791
Non-cash activity:
Non-cash dividends	$(274,252)	$—
Non-cash contribution of capital	$26,229	$—
Assets acquired by entering into a capital lease	$(27,021)	$—

See accompanying Notes to Condensed Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1.    Description of Business
United Guaranty Corporation (“UGCNC”) has been a wholly-owned subsidiary of American International Group, Inc. (“AIG”) since 1981.
UGCNC operates its U.S. business through its primary operating subsidiaries, United Guaranty Residential Insurance Company (“UGRIC”) and United Guaranty Mortgage Indemnity Company (“UGMIND”). UGRIC and UGMIND offer mortgage insurance products that provide mortgage lenders and investors protection against default on a portion of the unpaid principal balance of a covered mortgage. Each of the primary operating subsidiaries is approved as a private mortgage guaranty insurer by the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac,” and together with Fannie Mae, the “GSEs”). UGCNC and its subsidiaries are collectively referred to in the unaudited condensed consolidated financial statements as the “Company,” “we” or “our.”
Internationally, UGCNC provides first-lien mortgage insurance in Hong Kong through its subsidiary, AIG United Guaranty Insurance (Asia) Limited (“UG Asia”). UG Asia is party to a 100 percent quota share reinsurance agreement with National Union Fire Insurance Company of Pittsburgh, Pa. (“NUFIC”), an AIG affiliate, and as such cedes all the insurance in force (“IIF”) and risk in force (“RIF”) it writes to NUFIC pursuant to the agreement. See Notes 10 and 13.
The Company has a number of businesses in the United States and in certain international markets that are not actively writing new business and are considered to be in run-off. Domestically, the Company has a run-off second-lien mortgage insurance business and a run-off business of privately originated insured student loans. The Company also has run-off first-lien mortgage insurance businesses in Mexico and Korea. None of the run-off businesses are significant to total IIF or RIF as of September 30, 2016 or December 31, 2015.
On August 15, 2016, AIG entered into a definitive agreement to sell its 100 percent interest in UGC and certain related affiliates to Arch Capital Group Ltd. (Arch) for total consideration of $3.4 billion, consisting of $2.2 billion of cash, $250 million of newly issued Arch perpetual preferred stock, with terms similar to Arch’s outstanding Series C preferred stock, and approximately $975 million of newly issued Arch convertible non-voting common-equivalent preferred stock.
In lieu of receiving the perpetual preferred stock, AIG elected to receive $250 million in pre-closing dividends from UGC. On September 9, 2016, UGC’s board of directors declared the dividend of $250 million payable to AIG at the earlier of the closing or June 30, 2017. $214 million of the dividend is to be funded by dividends or surplus note repayment from regulated insurance subsidiaries. Those subsidiary dividends and surplus note repayment were approved by the North Carolina Department of Insurance on October 13, 2016. In addition to the $3.4 billion of total consideration, AIG will retain all mortgage insurance business assumed under an existing 50 percent quota share agreement between UGC and AIG insurance subsidiaries for business originated from 2014 through 2016, as disclosed in Note 13. The transaction is expected to close subsequently to certain conditions, including obtaining the requisite regulatory approvals or non-disapprovals and other customary conditions.
2.    Basis of Presentation
These unaudited condensed consolidated financial statements do not include all disclosures that are normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP) and should be read in conjunction with the audited consolidated financial statements and the related notes for the year ended December 31, 2015 included elsewhere in this prospectus.
In the opinion of management, these unaudited condensed consolidated financial statements contain normal recurring adjustments, including eliminations of material intercompany accounts and transactions, necessary for a fair statement of the results presented herein.
Interim-period operating results may not be indicative of the operating results for a full year. We evaluated the need to recognize or disclose events that occurred subsequent to September 30, 2016 and prior to the issuance of these unaudited condensed consolidated financial statements.
Use of estimates: The preparation of financial statements in accordance with GAAP requires the application of accounting policies that often involve a significant degree of judgment. Accounting policies that we believe are most

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

dependent on the application of estimates and assumptions are considered critical accounting estimates and are related to the determination of:

•	liability for unpaid losses and loss adjustment expenses;

•	unearned premiums;

•	deferred policy acquisition costs (“DAC”) and ceding commissions;

•	impairment charges, including other-than-temporary impairments on available-for-sale securities;

•
income tax assets and liabilities, including recoverability of our net deferred tax asset and the predictability of future tax operating profitability of the character necessary to realize the net deferred tax asset;

•	reinsurance assets;

•	fair value measurements of certain financial assets and liabilities; and

•	liability for legal contingencies.
These accounting estimates require the use of assumptions, some of which are highly uncertain at the time of estimation. To the extent actual experience differs from the assumptions used, our consolidated financial conditions, results of operations and cash flows could be materially affected.
3.    Summary of Significant Accounting Policies
Accounting Standards Adopted During 2016
Accounting for Share-Based Payments with Performance Targets
In June 2014, the Financial Accounting Standards Board (“FASB”) issued an accounting standard that clarifies the accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. The standard requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition.
We adopted the standard prospectively on its required effective date of January 1, 2016. The adoption of this standard did not have a material effect on our consolidated financial condition, results of operations or cash flows.
Consolidation: Amendments to the Consolidation Analysis
In February 2015, the FASB issued an accounting standard that affects reporting entities that are required to evaluate whether they should consolidate certain legal entities. Specifically, the amendments modify the evaluation of whether limited partnerships and similar legal entities are VIEs or voting interest entities; eliminate the presumption that a general partner should consolidate a limited partnership; affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds.
We adopted the standard prospectively on its required effective date of January 1, 2016. The adoption of this standard did not have a material effect on our consolidated financial condition, results of operations or cash flows.
Customer Accounting for Fees Paid in a Cloud Computing Arrangement
In April 2015, the FASB issued an accounting standard that provides guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

the arrangement as a service contract. The guidance does not change GAAP applicable to a customer’s accounting for service contracts. Consequently, all software licenses will be accounted for consistent with other licenses of intangible assets.
We adopted the standard prospectively on its required effective date of January 1, 2016. The adoption of this standard did not have a material effect on our consolidated financial condition, results of operations or cash flows.
Future Application of Accounting Standards
Revenue Recognition
In May 2014, the FASB issued an accounting standard that supersedes most existing revenue recognition guidance. The standard excludes from its scope the accounting for insurance contracts, leases, financial instruments, and certain other agreements that are governed under other GAAP guidance, but could affect the revenue recognition for certain of our other activities.
The standard is effective for interim and annual reporting periods beginning after December 15, 2017 and may be applied retrospectively or through a cumulative effect adjustment to retained earnings at the date of adoption. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. We plan to adopt the standard on its required effective date of January 1, 2018, and are assessing the impact of the standard on our consolidated financial condition, results of operations and cash flows.
Short Duration Insurance Contracts
In May 2015, the FASB issued an accounting standard that requires additional disclosures (including accident year information) for short-duration insurance contracts. New disclosures about the liability for unpaid losses and loss adjustment expenses will be required of public business entities for annual periods beginning after December 15, 2015. The annual disclosures by accident year include: disaggregated net incurred and paid claims development tables segregated by business type (not required to exceed 10 years), reconciliation of total net reserves included in development tables to the reported liability for unpaid losses and loss adjustment expenses, incurred but not reported information, quantitative information and a qualitative description about claim frequency, and the average annual percentage payout of incurred claims. Further, the new standard requires, when applicable, disclosures about discounting liabilities for unpaid losses and loss adjustment expenses and significant changes and reasons for changes in methodologies and assumptions used to determine unpaid losses and loss adjustment expenses. In addition, the roll-forward of the liability for unpaid losses and loss adjustment expenses currently disclosed in annual financial statements will be required for interim periods beginning in the first quarter of 2017. Early adoption of the new annual and interim disclosures is permitted.
We are currently evaluating the impact to our financial statements and future disclosures as a result of this standard.
Recognition and Measurement of Financial Assets and Financial Liabilities
In January 2016, the FASB issued an accounting standard that affects the recognition, measurement, presentation, and disclosure of financial instruments. Specifically, under the new standard, equity investments (other than those accounted for using the equity method of accounting or those subject to consolidation) will be measured at fair value with changes in fair value recognized in earnings. Also, for those financial liabilities for which fair value option accounting has been elected, the new standard requires changes in fair value due to instrument-specific credit risk to be presented separately in other comprehensive income. The standard also updates certain fair value disclosure requirements for financial instruments carried at amortized cost.
The standard is effective for interim and annual reporting periods beginning after December 15, 2017. Early adoption of certain provisions is permitted. We are assessing the impact of the standard on our consolidated financial condition, results of operations and cash flows.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

Leases
On February 26, 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This standard will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosures about the amount, timing and uncertainty of cash flows arising from leases.
The standard is effective for annual and interim reporting periods beginning after December 15, 2018. We are assessing the impact of the standard on our consolidated financial condition, results of operations and cash flows.
Calculation of Credit Losses
In June 2016, the FASB issued an accounting standard that will change how entities account for credit losses for most financial assets. The standard will replace the existing incurred loss impairment model with a new “current expected credit loss model” and will apply to financial assets subject to credit losses, those measured at amortized cost and certain off-balance sheet credit exposures. The impairment for available-for-sale debt securities will be measured in a similar manner, except that losses will be recognized as allowances rather than reductions in the amortized cost of the securities. The standard will also require additional information to be disclosed in the footnotes.
The standard is effective for interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted for annual and interim periods after December 15, 2018. We are assessing the impact of the standard on our consolidated financial condition, results of operations and cash flows.
Classification of Certain Cash Receipts and Cash Payments in the Statement of Cash Flows
In August 2016, the FASB issued an accounting standard that provides guidance on the classification in the Statement of Cash Flows for the following eight specific cash flow issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle.
The standard is effective for interim and annual reporting periods beginning after December 15, 2017, with early adoption permitted including interim periods with adjustments reflected as of the beginning of the fiscal year that includes that interim period. Early adoption must include all amendments in the same period. We are assessing the impact of the standard on our consolidated cash flows.

4.	Segment Information
The Company reports its results of operations consistent with the manner in which the Company’s chief operating decision makers (CODM) review the businesses to assess performance and make decisions about resources to be allocated; the Company has identified a single reportable segment, First-Lien U.S. Mortgage Guaranty. All other results are reported as Corporate and Other.
Pre-tax operating income (loss) is an important measure of performance used by our CODM in our First-Lien U.S. Mortgage Guaranty segment. Pre-tax operating income (loss) is derived by excluding net realized capital gains (losses) from income before income taxes. Net realized capital gains (losses) can vary significantly across periods as the activity is highly discretionary based on the timing of individual security sales due to such factors as market opportunities, our tax and capital profile, and overall market cycles. As such, net realized capital gains (losses) are not viewed by the CODM as part of the operating performance of our primary activity.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

The following table presents the Company’s pre-tax operating income for its reportable segment and Corporate and Other:

(dollars in thousands)	Total Revenues	Net Investment Income	Depreciation and Amortization	Pre-Tax Operating Income
Nine Months Ended September 30, 2016
First-Lien U.S. Mortgage Guaranty	$611,444	$95,681	$10,739	$359,639
Corporate and Other	37,895	8,536	8,519	38,060
Total pre-tax operating income	649,339	104,217	19,258	397,699
Reconciling item from pre-tax operating income to pre-tax income:
Net realized capital losses	(24,103)	—	—	(24,103)
Income before income tax	$625,236	$104,217	$19,258	$373,596
Nine Months Ended September 30, 2015
First-Lien U.S. Mortgage Guaranty	$656,412	$94,634	$4,858	$359,628
Corporate and Other	50,384	8,842	10,239	43,456
Total pre-tax operating income	706,796	103,476	15,097	403,084
Reconciling item from pre-tax operating income to pre-tax income:
Net realized capital gains	1,475	—	—	1,475
Income before income tax	$708,271	$103,476	$15,097	$404,559
5.    Investments
Securities Available for Sale
The following tables present the amortized cost and fair value of our available-for-sale securities:

As of September 30, 2016 (dollars in thousands)	Amortized Cost or Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Other-Than- Temporary Impairments in AOCI
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$18,401	$3,285	$6	$21,680	$—
Obligations of states, municipalities and political subdivisions	1,362,270	76,044	1,079	1,437,235	—
Non-U.S. governments	46,348	1,194	—	47,542	—
Corporate debt	1,875,073	97,919	4,941	1,968,051	(1,592)
CMBS	183,524	12,866	—	196,390	—
CDO/ABS	198,436	2,327	688	200,075	—
Total	$3,684,052	$193,635	$6,714	$3,870,973	$(1,592)

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

As of December 31, 2015 (dollars in thousands)	Amortized Cost or Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Other-Than- Temporary Impairments in AOCI
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$20,577	$2,514	$26	$23,065	$—
Obligations of states, municipalities and political subdivisions	1,391,565	53,715	1,326	1,443,954	—
Non-U.S. governments	58,250	427	1,484	57,193	—
Corporate debt	2,224,003	20,454	45,868	2,198,589	(3,316)
CMBS	180,676	2,748	1,306	182,118	—
CDO/ABS	186,020	1,005	2,353	184,672	—
Total	$4,061,091	$80,863	$52,363	$4,089,591	$(3,316)
Securities Available for Sale in a Loss Position
The following tables summarize the fair value and gross unrealized losses on our available-for-sale securities, aggregated by major investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less than 12 Months		12 Months or More		Total
As of September 30, 2016 (dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$998	$6	$—	$—	$998	$6
Obligations of states, municipalities and political subdivisions	166,182	1,079	—	—	166,182	1,079
Non-U.S. governments	—	—	—	—	—	—
Corporate debt	142,643	2,641	44,285	2,300	186,928	4,941
CMBS	—	—	—	—	—	—
CDO/ABS	18,994	285	33,118	403	52,112	688
Total	$328,817	$4,011	$77,403	$2,703	$406,220	$6,714

	Less than 12 Months		12 Months or More		Total
As of December 31, 2015 (dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed Maturity Securities Available for Sale:
U.S. government and government- sponsored entities	$4,433	$26	$—	$—	$4,433	$26
Obligations of states, municipalities and political subdivisions	106,121	864	8,871	462	114,992	1,326
Non-U.S. governments	33,246	1,480	497	4	33,743	1,484
Corporate debt	1,127,794	34,362	61,600	11,506	1,189,394	45,868
CMBS	79,475	1,306	—	—	79,475	1,306
CDO/ABS	89,847	1,190	38,798	1,163	128,645	2,353
Total	$1,440,916	$39,228	$109,766	$13,135	$1,550,682	$52,363

As of September 30, 2016, we held 159 individual fixed maturity securities that were in an unrealized loss position, of which 40 were in a continuous unrealized loss position for 12 months or more. We did not recognize the unrealized losses in earnings on these fixed maturity securities as of September 30, 2016 because we neither intend to sell the securities nor do we believe that it is more likely than not that we will be required to sell these securities before recovery of their amortized cost. For fixed maturity securities with significant declines, we performed fundamental credit analyses

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

on a security-by-security basis, which included consideration of credit enhancements, expected defaults on underlying collateral, review of relevant industry analyst reports and forecasts, and other available market data.
Contractual Maturities of Fixed Maturity Securities Available for Sale
The following tables present the amortized cost and fair value of fixed maturity securities available for sale by contractual maturity:

	Total Fixed Maturity Securities Available for Sale		Total Fixed Maturity Securities Available for Sale in a Loss Position
As of September 30, 2016 (dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$29,489	$29,717	$—	$—
Due after one year through five years	247,324	258,958	4,572	4,554
Due after five years through ten years	2,014,207	2,122,573	124,298	120,210
Due after ten years	1,011,072	1,063,260	231,264	229,344
Mortgage-backed, asset-backed and collateralized	381,960	396,465	52,800	52,112
Total	$3,684,052	$3,870,973	$412,934	$406,220

	Total Fixed Maturity Securities Available for Sale		Total Fixed Maturity Securities Available for Sale in a Loss Position
As of December 31, 2015 (dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$44,654	$45,198	$2,530	$2,527
Due after one year through five years	410,537	415,550	95,730	93,073
Due after five years through ten years	2,180,373	2,173,773	1,092,786	1,050,827
Due after ten years	1,058,831	1,088,280	200,220	196,135
Mortgage-backed, asset-backed and collateralized	366,696	366,790	211,779	208,120
Total	$4,061,091	$4,089,591	$1,603,045	$1,550,682

Actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.
Total carrying values of cash and securities deposited by our insurance subsidiaries under requirements of regulatory authorities were $32.1 million and $29.7 million as of September 30, 2016 and December 31, 2015, respectively.
Other Invested Assets
We account for our investments using the equity method of accounting. Under the equity method of accounting, our carrying amount generally is our share of the net asset value of the partnerships, and changes in our share of the net asset values are recorded in net investment income. In applying the equity method of accounting, we consistently use the most recently available financial information provided by the general partner or manager of each of these investments, which is one to three months prior to the end of our reporting period. The financial statements of these investees are generally audited annually. The carrying value of these assets was $4 million and $2 million as of September 30, 2016 and December 31, 2015, respectively.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

Net Investment Income
The following table presents the primary sources of net investment income:

Nine Months Ended September 30, (dollars in thousands)	2016	2015
Fixed maturity securities, including short-term investments	$105,299	$105,877
Alternative and other investments	1,774	523
Total investment income	107,073	106,400
Investment expenses	2,856	2,924
Net investment income	$104,217	$103,476

Net Realized Capital (Losses) Gains
Net realized capital (losses) gains are determined on a specific identification basis. The following table presents the primary sources of net realized capital gains and losses:

Nine Months Ended September 30, (dollars in thousands)	2016	2015
Sales or redemptions of fixed maturity securities	$2,815	$2,281
Other-than-temporary impairments	(1,579)	(1,613)
Foreign exchange transactions	(24,894)	180
Derivative instruments	(377)	627
Other	(68)	—
Total	$(24,103)	$1,475

The following table presents the gross realized capital gains and gross realized capital losses from sales or redemptions of available-for-sale fixed maturity securities:

Nine Months Ended September 30, (dollars in thousands)	2016	2015
Fixed maturity securities:
Gross realized gains	$25,198	$5,716
Gross realized losses	22,383	3,435
Net	$2,815	$2,281

Other-Than-Temporary Impairments
The Company had $1.6 million of other-than-temporary impairment charges for the nine months ended September 30, 2016 and 2015.
6.    Fair Value Measurements
Assets and liabilities recorded at fair value in the Consolidated Balance Sheets are measured and classified in accordance with a fair value hierarchy consisting of three “levels” based on the observability of valuation inputs:

•
Level 1: Fair value measurements based on quoted prices in active markets that we have the ability to access for identical assets or liabilities. Market price data generally is obtained from exchange or dealer markets. We do not adjust the quoted price for such instruments.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

•
Level 2: Fair value measurements based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•
Level 3: Fair value measurements based on valuation techniques that use significant inputs that are unobservable. Both observable and unobservable inputs may be used to determine the fair values of positions classified in Level 3. The circumstances for using these measurements include those in which there is little, if any, market activity for the asset or liability. Therefore, we must make certain assumptions about the inputs a hypothetical market participant would use to value that asset or liability.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety.
Assets and Liabilities Measured at Fair Value on a Recurring Basis
The following table presents the level within the fair value hierarchy at which the Company’s financial assets were measured on a recurring basis:

(dollars in thousands)	Level 1	Level 2	Level 3	Total
As of September 30, 2016
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$—	$21,680	$—	$21,680
Obligations of states, municipalities and political subdivisions	—	1,437,235	—	1,437,235
Non-U.S. governments	—	47,542	—	47,542
Corporate debt	—	1,967,014	1,037	1,968,051
CMBS	—	190,220	6,170	196,390
CDO/ABS	—	119,345	80,730	200,075
Total	$—	$3,783,036	$87,937	$3,870,973
As of December 31, 2015
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$—	$23,065	$—	$23,065
Obligations of states, municipalities and political subdivisions	—	1,443,954	—	1,443,954
Non-U.S. governments	—	57,193	—	57,193
Corporate debt	—	2,170,791	27,798	2,198,589
CMBS	—	176,238	5,880	182,118
CDO/ABS	—	96,733	87,939	184,672
Total	$—	$3,967,974	$121,617	$4,089,591

The Company has no liabilities valued at fair value.
Transfers of Level 1 and Level 2 Assets and Liabilities
Our policy is to record transfers of assets and liabilities between Level 1 and Level 2 at their fair values as of the end of each reporting period, consistent with the date of the determination of fair value. Assets are transferred out of Level 1 when they are no longer transacted with sufficient frequency and volume in an active market. Conversely, assets are transferred from Level 2 to Level 1 when transaction volume and frequency are indicative of an active market. There were $1.0 million and $3.3 million of transfers from Level 1 to Level 2 during the nine months ended September 30, 2016 and September 30, 2015, respectively. There were no material transfers from Level 2 to Level 1 during the nine months ended September 30, 2016 and 2015.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

The following table presents changes in Level 3 assets measured at fair value on a recurring basis, and the net realized and unrealized gains (losses) related to the Level 3 assets in the Consolidated Statements of Income:

(dollars in thousands)	Fair Value Beginning of Year	Net Realized and Unrealized Gains (Losses) Included in Income	Accumulated Other Comprehensive Loss	Purchases, Sales and Settlements, Net	Gross Transfers In	Gross Transfers Out	Fair Value End of Period	Change in Unrealized Gains (Losses) Included in Instruments Held at End of Period
Nine Months Ended September 30, 2016
Fixed Maturity Securities Available for Sale:
Corporate debt	$27,798	$—	$(2,148)	$(5,957)	$3,826	$(22,482)	$1,037	$—
CMBS	5,880	(14)	304	—	—	—	6,170	—
CDO/ABS	87,939	(34)	1,639	(8,814)	—	—	80,730	—
Total	$121,617	$(48)	$(205)	$(14,771)	$3,826	$(22,482)	$87,937	$—
Nine Months Ended September 30, 2015
Fixed Maturity Securities Available for Sale:
Corporate debt	$27,893	$9	$(541)	$3,125	$23,155	$(4,380)	$49,261	$—
CMBS	—	(9)	(145)	6,129	—	—	5,975	—
CDO/ABS	55,881	6	639	18,811	—	—	75,337	—
Total	$83,774	$6	$(47)	$28,065	$23,155	$(4,380)	$130,573	$—

Net realized and unrealized gains (losses) included in income related to Level 3 assets and liabilities shown above are reported in the Consolidated Statements of Income as follows:

(dollars in thousands)	Net Investment Income	Net Realized Capital Gains (Losses)	Other Income	Total
Nine Months Ended September 30, 2016
Fixed Maturity Securities Available for Sale	$(9)	$(39)	$—	$(48)
Nine Months Ended September 30, 2015
Fixed Maturity Securities Available for Sale	$1	$5	$—	$6

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

The following table presents the gross purchases, sales and settlements:

(dollars in thousands)	Purchases	Sales	Settlements	Purchases, Sales and Settlements, Net
Nine Months Ended September 30, 2016
Assets:
Fixed Maturity Securities Available for Sale:
Corporate debt	$1,116	$—	$(7,073)	$(5,957)
CMBS	—	—	—	—
CDO/ABS	7,100	(1,103)	(14,811)	(8,814)
Total	$8,216	$(1,103)	$(21,884)	$(14,771)
Nine Months Ended September 30, 2015
Assets:
Fixed Maturity Securities Available for Sale:
Corporate debt	$3,409	$(99)	$(185)	$3,125
CMBS	6,129	—	—	6,129
CDO/ABS	23,509	(3,557)	(1,141)	18,811
Total	$33,047	$(3,656)	$(1,326)	$28,065

Transfers of Level 3 Assets and Liabilities
We record transfers of assets and liabilities into or out of Level 3 at their fair values as of the end of each reporting period, consistent with the date of the determination of fair value. The net realized and unrealized gains (losses) included in income (loss) or other comprehensive income (loss) exclude $(0.2) million of net losses related to assets and liabilities transferred into Level 3 during the nine months ended September 30, 2016, and include $(2.7) million of net losses related to assets and liabilities transferred out of Level 3 during the nine months ended September 30, 2016. The net realized and unrealized gains (losses) included in income (loss) or other comprehensive income (loss) contained no material net gains (losses) related to assets and liabilities transferred into or out of Level 3 during the nine months ended September 30, 2015.
During the nine months ended September 30, 2016 and 2015, transfers into Level 3 assets primarily included certain investments in private placement corporate debt, Commercial Mortgage-Backed Securities (“CMBS”) and Collateralized Debt Obligations/Asset-Backed Securities (“CDO/ABS”). Transfers of certain investments in private placement corporate debt and certain ABS into Level 3 assets were primarily the result of limited market pricing information that required us to determine fair value for these securities based on inputs that were adjusted to better reflect our own assumptions regarding the characteristics of a specific security or associated market liquidity. The transfers of investments in CMBS and CDO and certain ABS into Level 3 assets were due to decreases in market transparency and liquidity for individual security types.
During the nine months ended September 30, 2016 and 2015, transfers out of Level 3 assets primarily included certain investments in private placement corporate debt, CMBS and CDO/ABS. Transfers of certain investments in private placement corporate debt, CMBS and CDO/ABS out of Level 3 assets were based on consideration of market liquidity as well as related transparency of pricing and associated observable inputs for these investments. Transfers of certain investments in private placement corporate debt and certain ABS out of Level 3 assets were primarily the result of using observable pricing information that reflects the fair value of those securities without the need for adjustment based on our own assumptions regarding the characteristics of a specific security or the current liquidity in the market.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

Quantitative Information about Level 3 Fair Value Measurements
The table below presents information about the significant unobservable inputs used for recurring fair value measurements for certain Level 3 instruments, and includes only those instruments for which information about the inputs is reasonably available to us, such as data from independent third-party valuation service providers and from internal valuation models. Because input information from third-parties with respect to certain Level 3 instruments (primarily CDO/ABS) may not be reasonably available to us, balances shown below may not equal total amounts reported for such Level 3 assets and liabilities.

(dollars in thousands)	Fair Value	Valuation Technique	Unobservable Input(a)(b)	Range (Weighted Average)(c)
As of September 30, 2016
Assets:
Corporate debt	$1,037	Discounted cash flow	Yield	2.98%
CMBS	$6,170	Discounted cash Flow	Yield	3.21% - 3.69% (3.28%)
CDO/ABS	$73,203	Discounted cash flow	Yield	1.55% - 5.19% (3.37%)
As of December 31, 2015
Assets:
Corporate debt	$22,704	Discounted cash flow	Yield	9.01% – 13.39% (11.20%)
CDO/ABS	$58,784	Discounted cash flow	Yield	3.67% – 4.92% (4.30%)

(a) Represents discount rates that we believe would be used by market participants when valuing these assets.

(b)	For CDO/ABS, reflects information received from third-party valuation service providers.

(c)	The ranges of reported inputs for corporate debt and CDO/ABS consist of one standard deviation in either direction from the weighted average.

The preceding table does not give effect to our risk management practices that might offset risks inherent in these Level 3 assets.
Sensitivity to Changes in Unobservable Inputs
We consider unobservable inputs to be those for which market data is not available and that are developed using the best information available to us about the assumptions that we believe market participants would use when pricing the asset or liability. Relevant inputs vary depending on the nature of the instrument being measured at fair value. The following paragraphs provide a general description of sensitivities of significant unobservable inputs by asset type along with interrelationships between and among the significant unobservable inputs and their impact on the fair value measurements. The effect of a change in a particular assumption in the sensitivity analysis below is considered independently of changes in any other assumptions. In practice, simultaneous changes in assumptions may not always have a linear effect on the inputs discussed below. Interrelationships may also exist between observable and unobservable inputs. Such relationships have not been included in the discussion below. For each of the individual relationships described below, the inverse relationship would also generally apply.
Corporate Debt
Corporate debt securities included in Level 3 are primarily private placement issuances that are not traded in active markets or that are subject to transfer restrictions. Fair value measurements consider illiquidity and non-transferability. When observable price quotations are not available, fair value is determined based on discounted cash flow models using discount rates based on credit spreads, yields or price levels of publicly traded debt of the issuer or other comparable securities, considering illiquidity and structure. In these situations, the significant unobservable input used in the fair value measurement of corporate debt is the yield. The yield is affected by the market movements in credit spreads and U.S. Treasury yields. In addition, the migration in credit quality of a given security generally has an inverse effect on its spread. Holding U.S. Treasury rates constant, an increase in corporate credit spreads would increase yields and decrease the fair value of corporate debt.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

CMBS
The significant unobservable input used in fair value measurements for CMBS is the yield. Prepayment assumptions for each mortgage pool are factored into the yield. CMBS generally feature a lower degree of prepayment risk than residential mortgage backed securities because commercial mortgages generally contain a penalty for prepayment whereas residential mortgages generally do not. In general, increases in the yield would decrease the fair value of CMBS.
CDO/ABS
The significant unobservable input used in fair value measurements of certain CDO/ABS valued by third-party valuation service providers is yield. A change in the yield assumptions for the probability of default will generally be accompanied by a corresponding change in the assumption used. In general, increases in yield, in isolation, would result in a decrease in the fair value measurement. Changes in fair value based on variations in assumptions generally cannot be extrapolated because the relationship between the directional change of each input is not usually linear.
Fair Value Information about Financial Instruments Not Measured at Fair Value
The following table presents the carrying value and estimated fair value of our financial instruments not measured at fair value and indicates the level of the estimated fair value measurement based on the observability of the inputs used:

	Estimated Fair Value
(dollars in thousands)	Level 1	Level 2	Level 3	Total	Carrying Value
As of September 30, 2016
Cash	$31,461	$—	$—	$31,461	$31,461
Short-term investments	—	95,682	—	95,682	95,682
Total	$31,461	$95,682	$—	$127,143	$127,143
As of December 31, 2015
Cash	$36,556	$—	$—	$36,556	$36,556
Short-term investments	—	123,331	—	123,331	123,331
Total	$36,556	$123,331	$—	$159,887	$159,887

Fair Value Measurements on a Non-Recurring Basis
We measure the fair value of our equity method investments on a non-recurring basis, generally quarterly, annually or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. There were no adjustments to fair value during the year.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

7.    Liability for Unpaid Losses and Loss Adjustment Expenses
Activity for the liability for unpaid losses and loss adjustment expenses is summarized as follows:

As of or for the Nine Months Ended September 30, (dollars in thousands)	2016	2015
Liability for unpaid losses and loss adjustment expenses, beginning of year	$738,018	$1,007,220
Reinsurance recoverable	(24,943)	(30,559)
Net liability for unpaid losses and loss adjustment expenses, beginning of year	713,075	976,661
Losses and loss adjustment expenses incurred related to:
Current accident year	125,504	176,298
Prior accident year	(33,750)	(35,156)
Total incurred	91,754	141,142
Losses and loss adjustment expenses paid related to:
Current accident year	3,959	6,194
Prior accident year	216,407	294,727
Total paid	220,366	300,921
Foreign exchange effect and change in real estate owned	9	(2,955)
Net liability for unpaid losses and loss adjustment expenses, end of period	584,472	813,927
Reinsurance recoverable	24,416	26,983
Liability for unpaid losses and loss adjustment expenses, end of period	$608,888	$840,910

The “Losses and loss adjustment expenses incurred” section of the table above shows losses incurred for current and prior accident years. The amount of losses incurred on current accident year delinquencies represents the estimated amount to be ultimately paid on such delinquencies. The amount of losses incurred relating to delinquencies in prior accident years represents the actual claim rate and severity associated with those delinquencies resolved in the current year differing from the estimated liability at the prior year-end, as well as a re-estimation of amounts to be ultimately paid on delinquencies remaining in inventory from the end of the prior year. This re-estimation of the estimated claim rate and estimated severity is the result of our review of current trends in the delinquent inventory, such as percentages of delinquencies that have resulted in a claim, the amount of the claims, changes in the relative level of delinquencies by geography and changes in average loan exposure.
The liability for unpaid losses and loss adjustment expenses decreased by $129 million for the nine months ended September 30, 2016, reflecting lower delinquent inventory in the domestic first-lien business as a result of the number of cures and paid claims exceeding the number of newly reported delinquencies. The favorable prior year loss development was driven primarily by favorable gross frequency development due to strong cure activity from the delinquent policies and to a lesser degree, by favorable severity development.
The liability for unpaid losses and loss adjustment expenses decreased by $166 million for the nine months ended September 30, 2015, reflecting lower delinquent inventory in the domestic first-lien business as a result of the number of cures and paid claims exceeding the number of newly reported delinquencies. The favorable prior year loss development was driven primarily by favorable gross frequency development due to strong cure activity from the delinquent policies and to a lesser degree, by favorable severity development.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

8.    Income Taxes
Interim Tax Calculation Method
We use the estimated annual effective tax rate method in computing our interim tax provision. Certain items, including those deemed to be unusual, infrequent or that cannot be reliably estimated, are excluded from the estimated annual effective tax rate. In these cases, the actual tax expense or benefit is reported in the same period as the related item.
Interim Tax Expense (Benefit)
For the nine-month period ended September 30, 2016, the effective tax rate was 34.5 percent. The effective tax rate differs from the statutory tax rate of 35 percent as no tax benefit has been recognized on certain intercompany restructuring transactions, partially offset by UGC’s tax benefit on its investment in tax-exempt securities.
For the nine-month period ended September 30, 2015, the effective tax rate was 33.4 percent. The effective tax rate differs from the statutory tax rate of 35 percent primarily due to adjustments to estimated income tax expense for prior years, partially offset by investment in tax-exempt securities.
Assessment of Deferred Tax Asset Valuation Allowance
As of December 31, 2015 and September 30, 2016, the Company had valuation allowances of $10.8 million related to state and local tax jurisdictions. For the nine-month period ended September 30, 2016, the assessment of the realizability of deferred tax assets in these jurisdictions remains consistent with that at December 31, 2015 and as such, there have been no material changes in the valuation allowances.
Pursuant to multiple tax sharing agreements in place prior to 2011 executed with an AIG affiliate, the Company was reimbursed for net operating loss carryforwards generated prior to 2011. Under the terms of the agreements, the Company is obligated to reimburse the AIG affiliate if such tax benefits have not been ultimately utilized by AIG to offset its consolidated tax liability within the applicable carryforward or carryback period up to the amount of $363 million related to net operating loss carryforwards. The net operating loss carryforward expiration periods range from 2028 to 2031.
Should the Company experience an ownership change, utilization of the Company’s net operating loss carryforwards may be subject to a substantial annual limitation due to the ownership change limitations set forth in Section 382 of the U.S. Internal Revenue Code of 1986, as amended, and similar state provisions.
Tax Examinations and Litigation
The Company and its eligible subsidiaries are members of an affiliated group which joins in the filing of the U.S. federal consolidated income tax return of AIG. The Company’s subsidiaries operating outside the U.S. file separate income tax returns in their respective jurisdictions. They are taxed, and income taxes are recorded, based on applicable foreign law.
The statute of limitations for all tax years prior to 2000 has expired for AIG’s U.S. federal consolidated income tax return. AIG is currently under examination for the tax years 2000 through 2010. The Company regularly evaluates adjustments proposed by taxing authorities. Interest and penalties, if any, related to such adjustments are recognized in income tax expense.
The statute of limitations has expired for all separate state jurisdictions prior to tax year 2011. AIG’s unitary group, which UGC is part of, is currently under examination in Illinois, Michigan, New York State, New York City, Texas and Vermont. The tax years subject to examination range from 2008 through 2013 and vary by jurisdiction.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

Accounting for Uncertainty in Income Taxes
For the nine months ended September 30, 2016 and September 30, 2015, we did not have any unrecognized tax benefits. Although it is reasonably possible that a change in the balance of unrecognized tax benefits may occur within the next 12 months, based on the information currently available, we do not expect any change to be material to our consolidated financial condition.
9.    Statutory Financial Data
Statutory policyholders’ surplus was $1.4 billion and $1.6 billion as of September 30, 2016 and December 31, 2015, respectively. Statutory income was $289 million and $312 million for the nine months ended September 30, 2016 and 2015, respectively.
Each insurance company is required under the insurance code of its domiciled state or country to maintain capital and surplus based on either a risk to capital ratio or a risk based capital formula. As of September 30, 2016 each of the Company’s insurance subsidiaries met its respective capital requirement. UGCNC’s U.S. mortgage insurance companies are domiciled in North Carolina. Each mortgage insurance company is required under the North Carolina Insurance Code to maintain a minimum capital and surplus of $1.25 million. Additionally, to continue writing new business, each mortgage insurance company is required to maintain a risk to capital ratio less than 25:1. Each of the companies maintained a ratio below this level for the nine months ended September 30, 2016 and 2015.

10.	Reinsurance
Certain premiums and losses are assumed from and ceded to other insurance companies under various reinsurance agreements. The effect of reinsurance was as follows:

Nine Months Ended September 30, (dollars in thousands)	2016	2015
Premiums earned:
Direct	$719,443	$699,642
Assumed	830	(3,167)
Ceded	(181,394)	(102,415)
Net premiums earned	$538,879	$594,060
Loss and loss adjustment expense:
Direct	$97,358	$145,741
Assumed	922	1,500
Ceded	(6,526)	(6,099)
Net loss and loss adjustment expense	$91,754	$141,142
See Note 13 for additional information regarding related party reinsurance agreements.

On May 9, 2016, our U.S. first-lien mortgage insurance subsidiaries secured approximately $300 million of aggregate excess of loss reinsurance coverage at inception for new delinquencies on a portfolio of in-force policies issued in 2008 and prior years through a mortgage insurance-linked notes offering by Bellemeade Re II Ltd. (“Bellemeade Re II”), a special purpose reinsurance company domiciled in Bermuda. The approximately $300 million coverage amount decreases over a ten-year period as the underlying covered mortgages amortize. For the coverage period, the ceding insurers will retain the first layer of $646.9 million of aggregate losses and Bellemeade Re II will then provide second layer coverage up to the outstanding coverage amount. The ceding insurers will then retain losses in excess of the outstanding coverage limit.
Under the terms of the transaction, the ceding insurers make risk premium payments for the applicable outstanding coverage amount and also reimburse Bellemeade Re II for certain operating expenses. The mortgage insurance-linked notes mature on April 25, 2026 and are nonredeemable.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

11.	Variable Interest Entities
The Company has no consolidated VIEs.
We calculate our maximum exposure to loss to be (i) the amount invested in the debt or equity of the VIE, (ii) the notional amount of VIE assets or liabilities where we have also provided credit protection to the VIE with the VIE as the referenced obligation, and (iii) other commitments and guarantees to the VIE. Interest holders in VIEs sponsored by us generally have recourse only to the assets and cash flows of the VIEs and do not have recourse to us, except in limited circumstances when we have provided a guarantee to the VIE’s interest holders.
The following table presents total assets of unconsolidated VIEs in which we hold a variable interest, as well as our maximum exposure to loss associated with these VIEs:

		Maximum Exposure to Loss
(dollars in thousands)	Total VIE Assets	On-Balance Sheet	Off-Balance Sheet	Total
September 30, 2016
Real estate and investment entities	$14,101	$3,507	$—	$3,507
Bellemeade Re I	179,355	492	1,310	1,802
Bellemeade Re II	298,578	26	1,103	1,129
Total	$492,034	$4,025	$2,413	$6,438
December 31, 2015
Real estate and investment entities	$12,984	$2,472	$—	$2,472
Bellemeade Re I	251,783	643	1,311	1,954
Total	$264,767	$3,115	$1,311	$4,426

12.    Contingencies
In the normal course of business, various commitments and contingent liabilities are entered into by the Company and certain of its subsidiaries. Although the Company cannot currently quantify its ultimate liability for unresolved litigation, it is possible that such liability could have a material adverse effect on the Company’s financial condition or its results of operations or cash flows for an individual reporting period.
Several of the Company’s subsidiaries, like other participants in the mortgage insurance industry, have made claims against various counterparties in relation to alleged underwriting failures, and received corresponding counterclaims from counterparties. These claims and counterclaims allege breach of contract, breach of good faith and fraud among other allegations. These counterparties include mortgage lenders and reinsurers. In addition, UGCNC has been subject to civil litigation relating to its placement of reinsurance with captive reinsurance companies owned by lenders, and may be subject to additional litigation.
Other contingent liabilities arising from litigation and other matters over and above amounts already provided for or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or results of operations.
13.    Related Party Transactions
The Company has various agreements with AIG and certain of its subsidiaries which provide for reimbursement to and from AIG of certain administrative and operating expenses which include, but are not limited to, cash management and treasury services, information technology services and administrative services (such as tax, human resources and employee benefit administration). These agreements provide for an allocation of corporate expenses based upon a proportional allocation of costs to all subsidiaries. The Company incurred costs for these services of $15.4 million and $16.2 million for the nine months ended September 30, 2016 and 2015, respectively.

See accompanying Notes to Condensed Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

The Company’s investment portfolio is managed by an affiliate of AIG. Under the terms of the investment management agreement the Company is charged a fee by the AIG affiliate. All fees paid to the AIG affiliate are charged to investment expense and are included in net investment income on the unaudited condensed consolidated income statements. The total investment expenses paid to the AIG affiliate were $2.5 million and $2.6 million for the nine months ended September 30, 2016 and 2015, respectively.
The financial statements include the following amounts due to and from AIG affiliates relating to recurring service and expense agreements:

(dollars in thousands)	As of September 30, 2016	As of December 31, 2015
Amounts payable to affiliates	$33,432	$29,434
Amounts receivable from affiliates	$1,468	$2,168
The Company is party to agreements with AIG under which AIG operates a pooled investment account and acts as agent in handling the purchase and sale of short-term securities for the participants. Amounts invested in such pooled accounts were $34 million and $30 million as of September 30, 2016 and December 31, 2015, respectively. Investment income earned on the pooled investment accounts totaled approximately $0.1 million for each of the nine months ended September 30, 2016 and 2015.
The current tax payable to AIG as per the tax sharing agreements was $9.3 million and $33.0 million as of September 30, 2016 and December 31, 2015, respectively.
The Company is a limited partner in Irving Partners Limited Partnership (“Irving Partners”), the owner and operator of the office building of the Company’s corporate headquarters in Greensboro, North Carolina. The Company is party to a lease agreement with Irving Partners for the office building. Lease payments made in accordance with the lease agreement were $3.0 million for the nine months ending September 30, 2016 and 2015. Income from the investment in Irving Partners is accounted for under the equity method and recorded in net investment income. For the nine months ended September 30, 2016 and 2015, the Company recorded $1.0 million and $0.9 million, respectively.
The Company’s employees participate in certain benefit plans sponsored by AIG and certain stock-based compensation plans which utilize shares of AIG common stock. The Company recorded $4.2 million and $3.5 million of expenses related to benefit plans for the nine months ended September 30, 2016 and 2015, respectively. The Company recorded $6.1 million and $3.7 million of expenses related to stock-based compensation plans for the nine months ended September 30, 2016 and 2015, respectively.
Certain of the Company’s employees have been selected to receive a continuity incentive award under the AIG Leadership Continuity plan (the “LCP”). The terms of the LCP commit the Company to pay each participant at the earlier of: 1) remained employed 24 months after the grant date; or 2) the occurrence of a Completion Event as defined by the occurrence of the closing of a transaction or completion of an initial public offering that results in AIG owning less than 50% of the total voting power of the outstanding voting securities of the Company. Pre-tax expenses associated with the LCP for the nine months ended September 30, 2016, were $5.8 million. The Company had an accrued liability of $5.8 million as of September 30, 2016. There were no expenses related to the LCP for the nine months ended September 30, 2015. The Company had no amounts accrued related to the LCP as of December 31, 2015.
Effective January 1, 2015, UGRIC entered into a 50 percent quota share reinsurance agreement with NUFIC. Under the terms of the original agreement, UGRIC (1) ceded 50 percent of the risk relating to policies written in 2014 that were current as of January 1, 2015, (2) ceded 50 percent of the risk relating to all policies written in 2015, and (3) will cede 50 percent of the risk relating to all policies written in future periods each in exchange for a 30 percent ceding commission and reimbursement of 50 percent of the losses and loss adjustment expenses incurred on covered policies. The agreement calls for quarterly settlement calculated on the basis of statutory earned premiums. For the nine months ended September 30, 2016, UGRIC ceded written premiums of $198 million and additional unearned premiums of $42 million. For the nine months ended September 30, 2016, UGRIC accrued ceding commissions of $59 million, of which $8 million was recorded as a net offset to DAC, $39 million was recorded as net deferred ceding commission and $12

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

million was recorded as a net offset to acquisition and general operating expenses. Paid losses for the nine months ended September 30, 2016 were immaterial under the 50 percent quota share agreement.
On February 11, 2016, UGRIC executed a Novation and Amendment agreement relating to the 50 percent quota share agreement. Under the terms of the Novation and Amendment agreement, the coverage will be allocated among NUFIC and two additional AIG affiliated companies, American Home Assurance Company (“American Home”) and Lexington Insurance Company (“Lexington”), as reinsurers. Each of NUFIC and American Home will provide 17.5 percent quota share coverage and Lexington will provide 15 percent quota share coverage, in each case applied effective as of the original reinsurance agreement date. NUFIC, American Home and Lexington are all rated on a pooled basis and have the same financial strength ratings of A2 (stable) and A+ (stable) by Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC, respectively. The Novation and Amendment agreement also amended the original agreement to terminate on a run-off basis on December 31, 2016 unless renewed with GSE non-disapproval and to provide for settlement of ceded balances on a written basis instead of an earned basis. As a result, $160 million of reinsurance funds withheld were settled and paid to the reinsurers on February 29, 2016. Finally, the Novation and Amendment agreement amended the level of assets the reinsurers are required to keep in trust to the greater of the amount required to receive statutory credit for the reinsurance or the percentage of the applicable risk-based required asset amount under PMIERs, which changes in part based on the reinsurers’ rating and was 25 percent as of the effective date of the amendment. The related trust agreement was also amended to include the additional parties.
On May 2, 2016, UGCNC distributed as a dividend its ownership in UG Asia to its parent AIG. The carrying value of UG Asia distribution was $39.8 million.
The Company established a $200 million line of credit agreement with AIG in 2015. Under the terms of the agreement, it remains in effect until terminated by either AIG or the Company. AIG has the right to terminate upon not less than 30 calendar days’ written notice to the Company. The Company has the right to terminate upon not less than seven calendar days’ written notice to AIG. As of September 30, 2016, there were no borrowings against the line of credit.
On July 1, 2016, UGCNC distributed as a dividend its ownership in Connective Mortgage Advisory Company to its parent AIG. The carrying value of Connective Mortgage Advisory Company in the Unaudited Condensed Consolidated Balance Sheet of UGCNC was $2.2 million as of June 30, 2016. Connective Mortgage Advisory Company, provided loan evaluation services to an affiliate of AIG. For the six months ended June 30, 2016, fees for these services were $4.3 million. For the nine months ended September 30, 2015, fees for these services were $7.7 million.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

14.	Accumulated Other Comprehensive Income (Loss)
The following table presents a roll-forward of accumulated other comprehensive income (loss):

(dollars in thousands)	Net Unrealized Appreciation (Depreciation) of Investments	Foreign Currency Translation Adjustments	Retirement Plan Liabilities Adjustments	Total
Balance December 31, 2015, net of tax	$18,435	$(25,298)	$(31)	$(6,894)
Change in net unrealized appreciation (depreciation) on investments	158,299	—	—	158,299
Change in foreign currency translation adjustments	—	25,537	—	25,537
Change in retirement plan liabilities adjustments	—	—	31	31
Change in deferred tax asset (liability)	(54,936)	—	—	(54,936)
Total other comprehensive income (loss)	103,363	25,537	31	128,931
Balance September 30, 2016, net of tax	$121,798	$239	$—	$122,037
Balance December 31, 2014, net of tax	$64,423	$(19,746)	$50	$44,727
Change in net unrealized appreciation (depreciation) on investments	(35,500)	—	—	(35,500)
Change in foreign currency translation adjustments	—	(5,114)	—	(5,114)
Change in retirement plan liabilities adjustments	—	—	14	14
Change in deferred tax asset (liability)	12,123	—	—	12,123
Total other comprehensive income (loss)	(23,377)	(5,114)	14	(28,477)
Balance September 30, 2015, net of tax	$41,046	$(24,860)	$64	$16,250

The following table presents the other comprehensive income (loss) reclassification adjustments for the nine months ended September 30, 2016 and 2015:

	Nine Months Ended September 30,
(dollars in thousands)	Net Unrealized Appreciation (Depreciation) of Investments	Foreign Currency Translation Adjustments	Retirement Plan Liabilities Adjustments	Total
2016
Unrealized change arising during the period	$161,114	$643	$31	$161,788
Less: Reclassification adjustments included in net income	2,815	(24,894)	—	(22,079)
Total other comprehensive income (loss) before income tax expense	158,299	25,537	31	183,867
Less: Income tax expense	54,936	—	—	54,936
Total other comprehensive income (loss) net of income tax expense (benefit)	$103,363	$25,537	$31	$128,931
2015
Unrealized change arising during the period	$(33,219)	$(4,934)	$15	$(38,138)
Less: Reclassification adjustments included in net income	2,281	180	1	2,462
Total other comprehensive income (loss) before income tax expense (benefit)	(35,500)	(5,114)	14	(40,600)
Less: Income tax expense (benefit)	(12,123)	—	—	(12,123)
Total other comprehensive income (loss) net of income tax expense (benefit)	$(23,377)	$(5,114)	$14	$(28,477)

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

The following table presents the effect of the reclassification of significant items out of accumulated other comprehensive income on the respective line items of the Consolidated Statements of Income:

Nine Months Ended September 30, (dollars in thousands)	Amounts Reclassified from Accumulated Other Comprehensive Income		Affected Line Item in the Consolidated Statements of Income
	2016	2015
Net unrealized appreciation (depreciation) on investments	$2,815	$2,281	Net realized capital losses
Change in retirement plan liabilities adjustments	$—	$1	(a)

(a) These accumulated other comprehensive income components are included in the computation of net periodic benefit cost.

15.    Subsequent Events
On September 9, 2016, the board of directors of UGNC authorized payment of dividends of up to $250 million, subject to all applicable approvals, to AIG. (See Note 1) The dividend was to be partially funded by a surplus note repayment and dividends by the Company’s regulated subsidiaries. Such surplus note repayment and dividends received the last regulatory non-objection on October 14, 2016. The $250 million dividend was subsequently paid to AIG on November 15, 2016, in $2 million of cash and $248 million of fixed maturity securities.
The Company has evaluated events up to the filing date of these interim financial statements and determined that no additional subsequent event activity required disclosure.